UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date

March 10, 2022

(Date of earliest event reported)

TELKONET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20800 Swenson Drive, Suite 175, Waukesha, WI 53186

(Address of Principal Executive Offices)

414.302.2299

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As of March 10, 2022, Telkonet, Inc. (the “Company” and “Borrower”) entered into a Fourteenth Amendment to the Loan and Security Agreement (the “Amendment”) with Heritage Bank of Commerce, a California state chartered bank (the “Bank”). The Company and the Bank are parties to a certain Loan and Security Agreement (the “Loan Agreement”) dated as of September 30, 2014, as amended. See Note D - Debt in the Notes to the Consolidated Financial Statements under Item 15 of Part IV of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for additional information about the Company’s $1 million revolving credit facility with the Bank and the terms of the Loan Agreement. The Amendment extends the revolving maturity date to June 30, 2023, unless earlier accelerated under the terms of the Loan Agreement.

The foregoing description of the Amendment is not complete and is in all respects subject to the actual provisions of the Amendment, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2022, Jason L. Tienor notified the Company’s board of directors (the “Board”) of his intention to resign from his position as Chief Sales & Operations Officer of the Americas of the Company effective March 31, 2022. Mr. Tienor will also resign from the Board effective March 31, 2022.

In connection with his resignation, the Company and Mr. Tienor entered into a Severance and Release Agreement, dated March 10, 2022 (the “Severance Agreement”),which includes a customary release of claims and entitles Mr. Tienor to receive twelve (12) months of severance, totaling $222,800, less required taxes and withholding, to be paid as follows: (1) four (4) months of severance, totaling $74,267, payable in one lump sum in the payroll period following the Effective Date (as defined in the Severance Agreement) (the “Initial Severance Payment”); and (2) eight (8) months of severance, totaling $148,533, payable in equal installments in accordance with the Company’s normal payroll practice commencing with the first normally scheduled payroll period following the Initial Severance Payment. The Severance Agreement also entitles Mr. Tienor to payment for repurchase of his current holdings of the Company’s Series A preferred stock pursuant to the terms of a stock repurchase agreement (the “Repurchase Agreement”) entered into by the Company and Mr. Tienor effective March 31, 2022, in an amount equal to the Series A Original Issue Price plus unpaid Accruing Dividends for such shares to the date of redemption as set forth in the Company’s Articles of Incorporation, aa amended.

Mr. Tienor’s resignation did not result from any disagreement with the Company concerning any matter relating to its operations, policies, or practices. Mr. Tienor will remain subject to restrictive covenants, including covenants related to non-competition, non-disparagement, non-solicitation, and non-disclosure.

The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibit.

Exhibit No.	Description

10.1	Fourteenth Amendment to Loan and Security Agreement entered into as of March 10, 2022, by and among Telkonet, Inc. and Heritage Bank of Commerce.
10.2	Separation Agreement between the Company and Mr. Tienor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2022	TELKONET, INC.

By: /s/ Piercarlo Gramaglia
Piercarlo Gramaglia Chief Executive Officer

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